As filed with the Securities and Exchange Commission on June 28, 1996.
                     Registration Statement No. 333- _____

            SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, DC 20549


                         FORM S-8
               REGISTRATION STATEMENT UNDER
                THE SECURITIES ACT OF 1933


                      US ORDER, INC.
  (Exact name of Registrant as specified in its Charter)

 Delaware                                54-1551807
(State or other jurisdiction of       (I.R.S. Employer
incorporation or organization)         Identification Number)

                      US Order, Inc.
                  13873 Park Center Road
                         Suite 353
                 Herndon, Virginia  22071
(Address of principal executive office, including zip code)

                      US ORDER, INC.
             1996 EMPLOYEE STOCK PURCHASE PLAN
                (Full title of the Plan)


                   John C. Backus, Jr.
                     US Order, Inc.
                 13873 Park Center Road
                      Suite 353
                Herndon, Virginia  22071
                    (703) 834-9480
(Name, address, including zip code, and telephone number including area code, of agent for service)

                     With copies to:

                  David M. Carter, Esq.
                    Hunton & Williams
              Riverfront Plaza, East Tower
                  951 East Byrd Street
             Richmond, Virginia 23219-4074
                      804-788-8200



            CALCULATION OF REGISTRATION FEE

                          Proposed       Proposed
Title of                  maximum        maximum
securities    Amount      offering       aggregate   Amount of
to be         to be       price          offering  registration
registered   registered   per share(1)    price        fee

Common Stock,  1,000,000   $13.63        $13,630,000   $4,700
$.001 par        shares
value

      (1) Calculated pursuant to Rule 457(c) on the basis of $13.63 per share, which was the average of the high and low prices of the Common Stock as quoted on the NASDAQ National
Market on June 26, 1996.

[Page]

                       PART I

    INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

      Not required to be filed with the Securities and Exchange
Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual
Information.

      Not required to be filed with the Commission.



[Page]

                           PART II

  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents filed by US Order, Inc. (the
"Company" or "US Order") with the Commission (File No. 0-25838) are incorporated herein by reference and made a part hereof:

            (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

            (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and

            (c) the description of the Company's Common Stock contained in the Company's Registration Statement filed with the Commission under the Securities Exchange Act of 1934, as amended
(the "Exchange Act").

      In addition, all documents filed by the Company pursuant to Section 13(a) and 13(c) of the Exchange Act after the date of the Prospectus and prior to the termination of the offering of shares of the Company's Common Stock pursuant to the US Order, Inc. 1996 Employee Stock Purchase Plan (the "Plan"), any definitive proxy or information statement filed pursuant to
Section 14 of the Exchange Act in connection with any subsequent meeting of shareholders and any reports filed pursuant to Section 15(d) of the Exchange Act prior to any such termination of the offering of shares, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

Item 6.  Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law ("DGCL") authorizes, inter alia, a corporation generally to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, in a similar position with another corporation or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation; however, an indemnitee who acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation is generally limited to attorneys' fees and other expenses, and no indemnification shall be made if such person is adjudged liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that indemnification is appropriate. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) board of directors by a majority voted of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs, that indemnification of the indemnitee is proper because he has met the applicable standard of conduct. Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

      Section 7.02 of the Company's Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.2 to the Registration Statement and incorporated herein by reference, provides, in substance, that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by Section 145 of the DGCL.

      Articles VIII and IX of the Company's Amended and Restated Certificate of Incorporation, a copy of which is filed as Exhibit
3.1 to the Registration Statement and incorporated herein by reference, limits the liability of directors of the Company to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the DGCL. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.
The Restated Certificate of Incorporation also provides that if the DGCL is amended after the approval of the Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company will be eliminated or limited to the full extent permitted by the DGCL, as so amended.

      The Company intends to enter into indemnification agreements with certain of its directors providing for indemnification to the fullest extent permitted by the laws of the State of Delaware. These agreements provide for specific procedures to better assure the directors' rights to indemnification, including procedures for directors to submit claims, for determination of directors' entitlement to indemnification (including the allocation of the burden of proof and selection of a reviewing party) and for enforcement of directors' indemnification rights.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

Exhibit No.

   3.1 Amended and Restated Certificate of Incorporation of the Company (Incorporated herein by reference from Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 33-
90978)).

   3.2      Amended and Restated Bylaws of the Company
(Incorporated herein by reference from Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 33-90978).

   4.1      Article IV of the Company's Amended and Restated
Certificate of Incorporation and Section 7.03 of the Company's
Amended and Restated Bylaws (Incorporated by reference from Exhibits 3.1 and 3.2, respectively).

   5.1 Opinion of Hunton & Williams as to the legality of the securities being registered.

   10.1     US Order, Inc. 1996 Employee Stock Purchase Plan.

   23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to the Registration Statement).

   23.2     Consent of KPMG Peat Marwick LLP.

   24       Power of Attorney (included on signature page).

Item 9.  Undertakings

      (a)   The undersigned registrant hereby undertakes:

            1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

                  (i)   To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended (the
"Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[Page]
                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Herndon, Commonwealth of Virginia on June 28, 1996.

                                   US ORDER, INC.
                                     (Registrant)



                                    By:/s/ John C. Backus, Jr.
                                       John C. Backus, Jr.
                                       President and Chief
                                       Operating Officer


[Page]

                               POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 1996. Each of the directors and/or officers of US Order, Inc. whose signature appears below hereby appoints William F. Gorog, John C. Backus, Jr., Albert N. Wergley and David M. Carter, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable US Order, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

       Signature                                Title

/s/ William F. Gorog                Chief Executive Officer,
William F. Gorog                     Chairman of the Board
                                     and Director
                                    (Principal Executive Officer)


/s/ John C. Backus, Jr.             President, Chief Operating
John C. Backus, Jr.                  Officer and Director


/s/ Mark S. Lynch                   Vice President - Finance and
Mark S. Lynch                        Controller
                                    (Principal Financial and
                                     Accounting Officer)


/s/ T. Coleman Andrews, III         Director
T. Coleman Andrews, III


/s/ Patrick F. Graham               Director
Patrick F. Graham


/s/ Ross Jones                      Director
Ross Jones


/s/ Geoffrey S. Rehnert             Director
Geoffrey S. Rehnert


                                    Director
L. William Seidman


                                    Director
Wesley C. Tallman



[Page]

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549








                                   EXHIBITS

                                  filed with
                            REGISTRATION STATEMENT

                                      on

                                   FORM S-8

                                     UNDER

                          THE SECURITIES ACT OF 1933








                                US ORDER, INC.
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                           (full title of the plan)





[Page]
                                 EXHIBIT INDEX


Exhibit No.          Description                       Page

3.1         Amended and Restated Certificate of
            Incorporation of the Company (Incorporated herein by reference from Exhibit 3.1 of the Company's Registration Statement on
            Form S-1 (File No. 33-90978)).

3.2         Amended and Restated Bylaws of the Company
            (Incorporated herein by reference from
            Exhibit 3.2 to the Company's
            Registration Statement on Form S-1
            (No. 33-90978).

4.1         Article IV of the Company's Amended and
            Restated Certificate of Incorporation
            and Section 7.03 of the Company's Amended and Restated Bylaws (Incorporated by reference from Exhibits 3.1 and 3.2, respectively).

5.1         Opinion of Hunton & Williams as to the
            legality of the securities being registered.

10.1        US Order, Inc. 1996 Employee Stock Purchase Plan.

23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to the Registration Statement).

23.2        Consent of KPMG Peat Marwick LLP.

24          Power of Attorney (included on signature page).